UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 10, 2004
(Date of earliest event reported)

CHS Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-50150

Minnesota	41-0251095
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
(Address of principal executive offices, including zip code)

(651) 355-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

     CHS Inc. (the “Company”) held its Annual Meeting December 9-10, 2004, and the following directors were re-elected to the Board of Directors for a three-year term: Robert Bass, Dennis Carlson, Randy Knecht and Michael Toelle. The following directors’ terms of office continued after the meeting: Bruce Anderson, David Bielenberg, Curt Eischens, Robert Elliott, Steve Fritel, Robert Grabarski, Jerry Hasnedl, Glen Keppy, James Kile, Michael Mulcahey, Richared Own, Duane Stenzel and Merlin Van Walleghen.

Item 5.03

     The Company’s Members adopted a resolution to amend the Company’s Bylaws during its Annual Meeting held December 9-10, 2004, to reflect a change in Member voting and a change in director qualifications.

     The amendment removed the requirement that a Member intending to exercise their individual vote was to obtain a certificate signed by the manager of the facility patronized by that Member certifying that such Individual Member is a member of the cooperative. The amendment also removed the prohibition against a split vote.

     In addition, the amendment removed the director qualification that the candidate must currently be serving or shall have served at least one full term as a director of a Cooperative Association of the Company, and added a qualification that the candidate obtain a written endorsement of a locally elected producer board located within the region from which the individual is to be a candidate. The amendment also provides that certain of the eligibility requirements for directors must be met at all times commencing six months prior to election and while the director holds office.

Item 9.01 Financial Statements and Exhibits.

     (c) The following exhibit is being filed with this report:

3.1	Resolution of the Board of Directors of CHS Inc. to amend the Bylaws of the Company

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS INC.
By:	/s/ John Schmitz
John Schmitz
Executive Vice President and Chief Financial Officer

Date: December 15, 2004

EXHIBIT INDEX

Exhibit No.	Description
3.1	Resolution of the Board of Directors of CHS Inc. to amend the Bylaws of the Company